CONTRACT FOR EMPLOYMENT

     Network Acquisitions, Inc., located at 7475 Dakin Street, Denver, Colorado 80221, which is intending to acquire certain assets and liabilities of and subsequently change its name to Cavion Technologies, Inc., ("Cavion") (referred to herein as the "Company" and specifically referring to Cavion, both before and after the acquisition), and David J. Selina, 5523 South Jasper Way, Aurora, Colorado 80015 ("Employee"), in consideration of the mutual promises made herein, enter into this contract for employment (the "Contract"), pursuant to the following terms, conditions, covenants, and provisions:

                          ARTICLE 1.  EMPLOYMENT

1.1 ACCEPTANCE OF EMPLOYMENT. The Company hereby employs Employee and Employee hereby accepts employment with the Company. The term of this Contract will commence on the date shown on the signature page and, subject to the further provisions of this Contract, and unless otherwise terminated earlier, will end on December 31, 2001.

                      ARTICLE 2.  DUTIES OF EMPLOYEE

2.1 POSITION DESCRIPTION AND DUTIES. Employee will serve as the Company's President and Chief Operating Officer. Employee's duties will include, but not be limited to, the following: Direct the Company's operations and serve as a member of the Company's Board of Directors (the "Board"); work with the Board and the senior executive team to develop objectives, plans and policies for all Company functions, taking into account the strategic objectives of the Company; implement and monitor the Company's plans and policies, including primary responsibility for meeting any defined sales, marketing, operations and financial goals; hire, develop, supervise and support the sales and marketing staffs and other key personnel of the Company; manage the sales and marketing functions, including the Company's relationships with current and potential customers; represent the Company in key business relationships; serve as a member of the senior executive team in planning the business and setting the strategic direction of the Company; and perform such other duties as reasonably are assigned by the Company's Board or Chief Executive Officer.

2.2 TIME AND ATTENTION. Employee agrees to devote substantially all of his working time, attention and energy to the performance of his duties pursuant to this Contract, and to perform such duties to the best of his ability. Employee will not engage in the business of any other person or entity while employed by the Company.

2.3 ADHERENCE TO RULES. Employee will adhere strictly to all the Company's rules and policies now or hereafter in effect governing the conduct of Company employees.

2.4 OBLIGATIONS TO THIRD PARTIES. Employee warrants and represents that he has the ability to enter into this Contract, and that he has no contract with or obligation to any third party that would conflict, or reasonably may conflict, with his performance under this Contract.

                         ARTICLE 3.  COMPENSATION

3.1 BASE COMPENSATION. Employee will be paid an initial base annual salary of $125,000.00, subject to periodic raises on the same basis as the Company's other senior executives. Employee's base salary will be payable in accordance with the Company's standard payroll practice for executive employees, and will be subject to the customary withholding tax and other employment taxes and contributions.

3.2 COMMISSIONS. The Company will create a commission or cash bonus pool (the "Pool") based upon the Company's business goals, as defined by the Board, and the profitability of the Company. The Pool will be divided among the Company's senior management, including Employee, in proportion to their salaries on a quarterly basis. All decisions regarding the Pool, including, without limitation, the monies contributed to the Pool and the distribution of any monies in the Pool, rest with the Board in its sole and absolute discretion. As a member of the Board, Employee will abstain from any votes relating, in any manner or form to Employee's compensation, including bonuses, incentives or benefits.

3.3 VACATION. Employee will receive three (3) weeks paid vacation per year, governed by the Company's rules and policies concerning vacations, providing, however, that any unused vacation time at the end of each calendar year shall be forfeited by the Employee and there will be no carry-over of any vacation time from one calendar year to the next.

3.4 GROUP HEALTH INSURANCE. As further compensation, Employee is entitled to participate, under the terms afforded to other employees of the Company, in any group health insurance provided by the Company to such other employees. At any time when the Company's group health insurance policy requires employees to pay monthly premiums for coverage of the employee's spouse and dependents, the Company will pay, as further compensation to employee, such monthly premiums for family coverage on behalf of the Employee. This compensation will take the form of additional pay added to the base compensation set forth in section 3.1 hereinabove.

3.5 OTHER BENEFITS. Employee will be entitled to such other benefits as the Board lawfully may adopt and approve.

                 ARTICLE 4.  COMPANY INTELLECTUAL PROPERTY

4.1 NONSOLICITATION. Employee acknowledges that an important part of Employee's duties will be to develop good will for the Company through his personal contacts with others having business relationships with the Company, and that there is a danger that this good will, a proprietary asset of the Company, may follow Employee if his employment relationship with the Company is terminated.
     Accordingly, Employee agrees he will not, either directly or indirectly:

     (a) render, or offer to render, to any Company customer services of the kind offered by the Company;

     (b)  solicit for employment or employ any employee of the Company; or

     (c) persuade, or attempt to persuade, any Company customer or any person or entity who has referred customers to the Company not to do business with the Company.

     As used in this section, "Company customer" includes any client or customer of the Company, and any person or entity identified, by Employee or otherwise, as a prospect to become a client or customer of the Company, during the year prior to termination of Employee's employment.

4.2 CONFIDENTIALITY. As used in this Contract, the phrase "Company confidential information" means all information, except as excluded in the following sentence, that: (1) Employee obtains from the Company or learns, conceives, or creates during the term of Employee's employment with the Company, that directly relates to the Company's business, or (2) the Company obtains in confidence from third parties. As used herein, "Company confidential information" does not include (1) information made generally available to the public, other than through Employee's actions, or (2) general skills or experience gained by Employee during Employee's employment with the Company.

     Recognizing the foregoing definition, Employee covenants that:

     (a) Employee will not, either directly or indirectly, copy, disclose to others, use for the benefit of any person or entity other than the Company, or otherwise appropriate any Company confidential information, except as reasonably may be required in the performance of Employee's duties under this Contract;

     (b) Employee will protect Company confidential information from unauthorized use or disclosure, in accordance with Company policy; and

     (c) Employee immediately will notify the Company upon discovery of any loss, unauthorized disclosure, or unauthorized use of Company confidential information.

4.3 WORK PRODUCT. As used in this Contract, the phrase "Company work product" means all work products developed by Employee that (1) result from work performed by Employee for the Company, (2) relate to the business of the Company, (3) relate to the Company's actual or demonstrably anticipated research or development, or (4) involve the use of Company confidential information or Company facilities.

     Recognizing the foregoing definition, Employee covenants and acknowledges as follows:

     (a) All copyrightable work products developed by Employee within the scope of Employee's employment under this Contract are "works made for hire." Employee further acknowledges that the Company owns all copyrights thereto. Employee hereby assigns to the Company any and all other rights, including, without limitation, all patent, copyright, and trade secret rights, and all rights to recover for infringement, Employee has or may have in all Company work product developed by Employee, regardless of whether or not such Company work product is patentable.
          Employee has described in Exhibit "A" to this Contract, which is incorporated herein by this reference, (1) all work products possibly related to the Company's business in which Employee has, or may have, rights from previous employment, and (2) any and all of Employee's prior obligations related to intellectual property.

     (b) Employee promptly will document and disclose to the Company all Company work product developed by Employee. Employee will provide all reasonable assistance to the Company, at the Company's expense, in perfecting or protecting the Company's rights in any Company work product developed by Employee. If Employee is not available to provide such assistance, Employee irrevocably appoints the Company as Employee's attorney-in-fact to perform all acts reasonably related to perfecting or protecting the Company's rights in any Company work product developed by Employee.

     (c) Employee will not disclose to the Company, or use in any of Employee's work, any confidential or proprietary information belonging to others, unless both the owner and the Company have consented, in writing, to such disclosure or use. Work performed by Employee during the term of Employee's employment with the Company will not knowingly infringe upon or violate any patent, copyright, trade secret, or other property right of any third party, including, without limitation, any former employer.

4.4 EFFECT OF TERMINATION. All Company confidential information and Company work product is the sole property of the Company. Upon termination of Employee's employment with the Company, for any reason, or at any time upon request of the Company, Employee will deliver to the Company all materials of any nature in the Employee's possession or control which (1) contain Company confidential information or Company work product, or (2) are otherwise the property of the Company, or any Company supplier, client, or strategic partner. Employee will not retain any copies of such materials.

4.5 TERM OF OBLIGATIONS. Unless otherwise expressly set forth in this Article, Employee's obligation to protect Company confidential information under section 4.2 hereinabove will survive termination of Employee's employment, for any reason, for a period of three (3) years, or in the case of any trade secret, as long as such information remains a trade secret. Employee's obligation to protect Company's work product under section 4.3 hereinabove will survive termination of Employee's employment for a period of three (3) years (with respect to work product developed by Employee during employment with the Company). Employee's nonsolicitation obligations under section 4.1 hereinabove will survive termination of Employee's employment for a period of one (1) year.

4.6 REMEDIES. Employee acknowledges that violation of this Article 4 would cause irreparable harm to the Company, for which the Company could not be compensated adequately in damages. The Company therefore will be entitled, in addition to any remedies otherwise available to it, to injunctive and other equitable relief, without the requirement that a bond be posted, to enforce, and prevent any breach of, this Article 4.

                          ARTICLE 5.  TERMINATION

5.1 RESIGNATION. Employee will provide the Company with a minimum of 30 days written notice of resignation.

5.2 IMMEDIATE TERMINATION. During the term of this Contract, the Company may terminate Employee's employment at any time upon notice to Employee, upon occurrence of any of the following events:

     (a) voluntary or involuntary dissolution, liquidation, bankruptcy or receivership of the Company;

     (b)  death of Employee;

     (c) disability that prevents Employee from reasonably performing the duties of the position for a period of six (6) calendar months or an aggregate of 130 or more business days in any 12 month period; or

     (d)  for cause.

     As used in this section, the term "cause" includes: (1) dishonesty, fraud, embezzlement or intentional injury or attempted injury, in each case with respect to the Company or its business; (2) a serious crime which reflects on Employee's suitability as an agent of the Company or on Employee's ability to perform under this Contract; (3) willful breach of duty, habitual neglect of duty, or failure to perform the material duties of the position, resulting in unsatisfactory job performance; (4) competition with the Company; or
     (5) Employee's material breach of this Contract. If the Company deems Employee to be in violation of items (3) or (5) of the preceding sentence, Employee will receive written notice and have the opportunity to correct the violation within 30 days. If Employee fails to correct such violation within 30 days, Employee may be terminated immediately.

5.3 TERMINATION AFTER NOTICE. The Company may terminate Employee's employment at any time upon 30 days notice to Employee, provided the Company pays severance compensation, as described in section 5.4(b) hereinbelow.

5.4  EFFECT OF TERMINATION ON COMPENSATION.

     (a) If Employee resigns, or is terminated for any of the reasons described in section 5.2 hereinabove, Employee, or his estate, will be entitled to compensation (as described in Article 3 of this Contract) earned prior to the date of termination, but not yet paid.

     (b) If Employee is terminated for reasons other than those described in section 5.2 hereinabove, Employee will be entitled to severance compensation equal to: (1) compensation earned prior to the date of termination, but not yet paid, plus (2) severance pay equal to twelve months of base salary (in effect at the time of termination).

     (c) In the event of a termination following a change of control, as defined below, Employee will be entitled to severance compensation, as described in section 5.4(b) hereinabove. As used herein, the phrase "termination following a change of control" means that (1) Employee is terminated by the Company within three (3) months after a change of control, or (2) Employee resigns for good reason, as defined below, within three
          (3) months after a change of control. As used herein, the phrase "Change of Control" means: (1) a sale or liquidation of substantially all of the assets or outstanding stock of the Company, or a merger or reorganization in which the Company is not the surviving corporation, or Contract by the Company to enter into any such transaction; or (2) any change in the ownership of Company shares that results in a person, entity or group (as defined in section 13(d)(3) of the Securities Exchange Act of 1934) holding more than 40% of the outstanding voting shares of the Company.

          Issuance of shares to executives or affiliates of the Company under a compensatory stock grant, stock purchase or option approved by the Board will not be considered a change of control for this purpose.

          As used in this Contract, the phrase "resigns for good reason" means a resignation following: (1) a substantial change in Employee's authority or responsibilities; (2) a substantial reduction in Employee's salary or benefits; (3) failure of a successor entity to agree to the terms of this Contract; or (4) a requirement for the Employee to relocate.

     (d) If Employee is terminated because of Employee's death or disability, the Board, in its sole discretion, may elect to pay to Employee or Employee's estate all or a portion of the severance compensation described in section 5.4(b) hereinabove.

5.5 DUTIES FOLLOWING TERMINATION. Following any termination of his employment, Employee will cooperate with the Company in the orderly transfer of Employee's responsibilities to whomever is designated by the Company. Employee will provide reasonable cooperation at the Company's expense in any third party litigation or other dispute in which the Company is a party and which relates to the period of Employee's employment. Employee immediately will transfer all Company property in his possession to the Company's designee.

                      ARTICLE 6.  GENERAL PROVISIONS

6.1 NOTICES. Any notices to be given by either party to the other may be effected in writing either by personal delivery or by registered or certified mail, postage prepaid with return receipt requested, addressed to the address appearing in this Contract (or any new address of which the parties are notified in writing). Refusal to accept delivery will be deemed receipt under this section.

6.2  DISPUTES.

     (a) In the event of any dispute under this Contract, the party claiming a dispute will give notice to the other party describing the dispute. Both parties will make good faith efforts to resolve the dispute informally within the Company.
          If the dispute has not been resolved within 30 days after the notice, either party may, upon notice to the other, submit the dispute to mediation in Denver, Colorado, before a mutually acceptable mediator. If the parties are unable to agree upon a mediator, either party may request the appointment of a mediator by the Center for Public Resources or any other established dispute resolution organization.

     (b) If mediation is not successful within 90 days or if either party will not submit to mediation, either party may, upon notice to the other, submit the dispute to binding arbitration in Denver, Colorado, in accordance with the rules of the Center for Public Resources, or any other established dispute resolution organization, by a single arbitrator. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. 1-16, and judgment upon the award may be entered by any court of competent jurisdiction. The arbitrator will not be empowered to award damages in excess of actual damages, but will be empowered, but not required, to require any party to pay the reasonable attorney fees, expert witness fees, and other arbitration costs of any other party.

     (c) Except as stated in section 4.6 hereinabove, the procedures specified in this section will be the exclusive procedures for the resolution of disputes relating to this Contract. However, either party may seek preliminary judicial relief in Denver, Colorado, to avoid irreparable damage, while continuing to participate in good faith in mediation or arbitration. Both parties to this Contract submit to the jurisdiction of the binding arbitration and of any state or federal court located in Denver, Colorado.

6.3  GENERAL MATTERS.

     (a)  This Contract is governed by the laws of the State of Colorado.

     (b) This Contract is binding upon the personal representatives, successors and assigns of the parties hereto.

     (c) This Contract is not assignable by Employee but shall inure to the benefit of any successor or acquirer of the Company.

     (d) This Contract constitutes the entire agreement between the parties and may not be waived or modified, except in a writing signed by all parties to this Contract.

     (e) The headings used in this Contract are for convenience only and do not, and will not, limit the interpretation hereof.

     (f) In the event any provision in this Contract is held to be invalid, void, or unenforceable, the provision will be modified to the minimum extent necessary, and the remainder of this Contract will continue in full force and effect, so as to effectuate, as closely as possible, the intent of this Contract.

     IN WITNESS WHEREOF, the parties have signed and delivered this Contract for Employment.

NETWORK ACQUISITIONS, INC.         DAVID J. SELINA



/s/ Andrew I. Telsey               /s/ David J. Selina
------------------------------     --------------------------------------
By:     Andrew I. Telsey
Title:  President

Dated:  February 1, 1999
      ------------------------





                                EXHIBIT "A"
                                    TO
                         NETWORK ACQUISITION, INC.
                          CONTRACT FOR EMPLOYMENT


Employee has described below all work products possibly related to the Company's business and created prior to Employee's employment by the Company in which Employee has any right, title or interest that Employee does not assign to the Company:

                                   NONE



[IF NONE, PLEASE SO INDICATE. DESCRIBE WORK PRODUCT WITHOUT DISCLOSING CONFIDENTIAL INFORMATION.]

Employee has described below all prior obligations, written or oral, that may restrict Employee's actions as an employee of the Company (such as confidentiality or noncompete agreements):

Date                     Parties                  Nature of Restrictions
----                     -------                  ----------------------



[IF NONE, PLEASE SO INDICATE.]



NETWORK ACQUISITIONS, INC.         DAVID J. SELINA



/s/ Andrew I. Telsey               /s/ David J. Selina
------------------------------     --------------------------------------
By:     Andrew I. Telsey
Title:  President